Exhibit 99.9

207597 Devvstream Proxy Card - Front

2026

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

DevvStream

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on XXXXX XX, 2026.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

VOTE AT THE MEETING –
If you plan to attend the virtual online special meeting, you will need your 12 digit control number to vote electronically at the special meeting. To attend the special meeting, visit: **https://www.cstproxy.com/<url>**

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THE SPECIAL COMMITTEE TO THE DEVVSTREAM BOARD UNANIMOUSLY RECOMMENDS THAT DEVVSTREAM SHAREHOLDERS VOTE "FOR" THE DEVVSTREAM MERGER PROPOSAL. "FOR" THE DEVVSTREAM DOMESTICATION PROPOSAL AND "FOR" THE DEVVSTREAM ADJOURNMENT PROPOSAL.

Please mark your votes like this **X**

Proposal No. 1 - The DevvStream Merger Proposal: a proposal to adopt and approve the BCA, the DevvStream Merger and other transactions contemplated thereby (the "DevvStream Merger Proposal"); FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 2 - The DevvStream Domestication Proposal: a proposal to approve the Domestication (the "DevvStream Domestication Proposal"); and FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 3 - The DevvStream Adjournment Proposal: a proposal to adjourn the DevvStream Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for or otherwise in connection with, the approval of one or more proposals at the DevvStream Special Meeting (the "DevvStream Adjournment Proposal"). FOR ☐ AGAINST ☐ ABSTAIN ☐

Each of the DevvStream Merger Proposal and the DevvStream Domestication Proposal is cross-conditioned on the approval of the other. The DevvStream Adjournment Proposal is not conditioned on the approval of any other proposal. The DevvStream Board does not expect to transact any other business at the DevvStream Special Meeting, except such business as may be properly brought before the DevvStream Special Meeting or any adjournment thereof by or at the direction of the DevvStream Board in accordance with the by-laws of DevvStream.

CONTROL NUMBER

Signature____________________ **Signature, if held jointly**____________________ **Date**__________**2026.**

Note: Signature should agree with name printed hereon. If shares are held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

207597 Devvstream Proxy Card - Back

2026

Important Notice Regarding the Internet Availability of Proxy Materials for the Special Meeting of Shareholders of DevvStream, Corp. to be held on XXXXX XX, 2026

To view the 2026 Proxy Statement and to Attend the Special Meeting, please go to: https://www.cstproxy.com/XXXXXX

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

DEVVSTREAM, CORP.

Only shareholders of record on the books of DevvStream at the close of business on XXXXX XX, 2026 will be entitled to vote at the DevvStream Special Meeting or any adjournment or postponement thereof. If a new record date is set, you will be entitled to vote at the DevvStream Special Meeting if you hold DevvStream common shares as of such new record date.

The accompanying joint proxy statement/prospectus describes the proposals in more detail. Please refer to the attached documents, including the BCA and all other annexes, for further information with respect to the business to be transacted at the DevvStream Special Meeting. You are encouraged to read the entire document carefully before voting. A summary of the BCA is included in the accompanying joint proxy statement/prospectus in the section entitled "*Summary of Joint Proxy Statement/Prospectus - the Bustiness Combination and the BCA*" and a copy of the BCA is attached as Annex A to the accompanying joint proxy statement/prospectus, which is incorporated by reference into this notice to the same extent as if fully set forth herein. In addition, see the section entitled "Risk Factors" beginning on page 22 of the accompanying joint proxy statement/prospectus for an explanation of the material risks associated with the Business Combination and the other transactions contemplated by the BCA.

When you consider the recommendation on the proposals by the Special Committee to the DevvStream Boards you should keep in mind that certain of DevvStream's directors and executive officers have interests in the Bustiness Combination that may be different from or in addition to, your interests as a shareholder. **The interests of DevvStream's directors**.

(Continued and to be marked, dated and signed on the other side)